Exhibit 10.2
TO:        <@Name@>

FROM:    <NAME>

SUBJECT:    Performance-Based Cash Incentive Award

You have been selected to receive a performance-based cash incentive award to be paid if (i) the Company’s adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) compound annual growth rate over the Performance Period meets performance requirements and (ii) the Company’s debt to Adjusted EBITDA ratio does not exceed certain levels at the end of the Performance Period, both as established by the Compensation & Management Development Committee. This award is subject to the terms and conditions of the applicable Performance-Based Cash Incentive Award Agreement (the “Agreement”).
This award is granted to you in recognition of your role as an employee whose responsibilities and performance are critical to the attainment of the Company’s long-term goals. This award and similar awards are made on a selective basis and are, therefore, to be kept confidential.
Subject to all of the terms of the Agreement, you will generally become entitled to payment of the award if you are an active employee of the Company on the payment date and if performance measures set forth in the Agreement are certified for the Performance Period beginning January 1, 2026 and ending December 31, 2030. The adjustment and termination provisions associated with this award are included in the Agreement.

Exhibit 10.2

PERFORMANCE-BASED CASH INCENTIVE AWARD AGREEMENT
THIS PERFORMANCE-BASED CASH INCENTIVE AWARD AGREEMENT (this “Agreement”), which contains the terms and conditions for the cash incentive award referred to in the Performance-Based Cash Incentive Award Letter delivered in hard copy or electronically to the Participant (“Award Letter”), is by and between THE WILLIAMS COMPANIES, INC., a Delaware corporation (the “Company”), and the individual identified on the last page hereof (the “Participant”).
1.    Cash Incentive Award. Subject to the terms and conditions of The Williams Companies, Inc. 2007 Incentive Plan, as amended and restated from time to time (the “Plan”), this Agreement, and the Award Letter, the Company hereby grants to the Participant a performance-based cash incentive award (the “Award”) of [INSERT DOLLAR AMOUNT] (“Target Award”) effective <@GrDt+C@> (the “Effective Date”). The Award, which is subject to adjustment under the terms of this Agreement, gives the Participant the opportunity to earn the right to receive an amount equal to 0% to 200% of the Target Award based on the formula established by the Compensation & Management Development Committee (the “Committee”) for calculating the Award that will be paid based on the Company’s adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) compound annual growth rate (“CAGR”). No award will be paid if the Company’s debt to Adjusted EBITDA ratio at the end of the Performance Period exceeds the limit established by the Committee. Until the Participant both becomes vested in the Award under the terms of Paragraph 4 and is paid such Award under the terms of Paragraph 5, the Participant shall have no rights with respect to the Award.
2.     Committee Decisions and Interpretations; Committee Discretion. The Participant hereby agrees to accept as binding, conclusive and final all actions, decisions and/or interpretations of the Committee, its delegates, or agents, upon any questions or other matters arising under the Plan or this Agreement.
3.    Performance Measures; Award Payable to the Participant.
(a)    Performance measures established by the Committee shall be based on Adjusted EBITDA CAGR. The Committee has established a formula for calculating the designated amount of the Award that will be paid based on the Company’s Adjusted EBITDA CAGR over the Performance Period.
(b)    The Award subject to this Agreement as reflected in Paragraph 1 above represents Participant’s opportunity to earn the right to a cash payment of between 0% and 200% of the Target Award upon (i) certification by the Committee of the Adjusted EBITDA CAGR and

Exhibit 10.2
the Company’s debt to Adjusted EBITDA ratio and (ii) satisfaction of all the other conditions set forth in Paragraph 4 below.
(c)    Subject to the Committee’s discretion as set forth in Subparagraph 3(d) below and the proration described in Subparagraph 3(e) below and to satisfaction of all other conditions set forth in Paragraph 4 below, the actual amount of the Award earned by and payable to Participant will be determined based upon certification of the Company’s Adjusted EBITDA CAGR and debt to Adjusted EBITDA ratio . The award percentage will be 0% if the Adjusted EBITDA CAGR certified by the Committee is less than the threshold established by the Committee (the “Threshold”). If Adjusted EBITDA CAGR meets or exceeds the Threshold established by the Committee, the award percentage will be determined on a continuum ranging from 100% to 200%, depending on the level of Adjusted EBITDA CAGR certified by the Committee at the end of the Performance Period. The award percentage between these points will be determined by utilizing the Company’s placement along the continuum and calculating the resulting award percentage using the formula established by the Committee. Notwithstanding the foregoing, no award will be paid if the Company’s debt to Adjusted EBITDA ratio at the end of the Performance Period certified by the Committee exceeds the limit established by the Committee.
(d)    Notwithstanding (i) any other provision of this Agreement or the Plan or (ii) certification by the Committee that Adjusted EBITDA CAGR met or exceeded the Threshold the Committee established, the Committee may in its sole and absolute discretion reduce, but not below zero (0), the Award payable to the Participant based on such factors as it deems appropriate, including but not limited to the Company’s performance. Accordingly, any reference in this Agreement to an Award that (i) becomes payable, (ii) may be received by a Participant or (iii) is earned by a Participant, and any similar reference, shall be understood to mean the amount of the Award that is received, payable or earned after any such reduction is made. If a Participant receives more than one performance-based cash incentive award due to a job change, the Committee may adjust the awards such that Participant receives an award commensurate with the time spent in each job.
(e) If the Participant changes positions within the Company to a position, as determined by the Committee, that is ineligible for an Award under this Agreement or to a position that is eligible for a different level of Award than provided under this Agreement, the Award will be prorated to reflect that portion of the Performance Period prior to such Participant’s ceasing to be in a position eligible for the Award. The pro rata amount of the Award which may become payable in such case shall equal that amount determined by multiplying (i) the amount of the Award the Participant might otherwise have received for the Performance Period in accordance with Subparagraphs 3(a) through 3(d) above times (ii) a fraction, the numerator of which is the number of full and partial months in the period that begins the month that contains January 1, 2026 and ends on (and includes) the date the

Exhibit 10.2
Participant ceases to be in a position eligible for the Award, and the denominator of which is the total number of full and partial months in the Performance Period. If the Participant is hired or promoted into a role that made the Participant eligible for this Award after January 1, 2026, the numerator in the fraction above will be the number of full and partial months in the period that begins the month following the month that contains the date that they were hired or promoted into the role eligible for the Award (the “Eligibility Date”) and ends on (and includes) the date the Participant ceases to be in a position eligible for the Award, and the denominator will be the number of full and partial months in the period that begins the month following the month that contains the Eligibility Date and ends on the last day of the Performance Period. This Subparagraph 3(e) does not provide the Participant any vesting rights to the Award.
4.    Vesting; Legally Binding Rights.
(a)    Notwithstanding any other provision of this Agreement, a Participant shall not be entitled to any payment of any Award under this Agreement unless and until such Participant obtains a legally binding right to such Award and satisfies applicable vesting conditions for such payment.
(b)    Except as otherwise provided in Subparagraphs 4(c), 4(d), 4(f), 4(g), and 4(h) below and subject to the provisions of Subparagraphs 3(d) and 3(e) above, the Participant shall vest in the Award under this Agreement only if and at the time that both of the following conditions are fully satisfied (the “Vesting Date”):
(i)    The Participant remains an active employee of the Company or any of its Affiliates on the date that the Award is paid (the “Payment Date”), which will be no earlier than January 1, 2031 and no later than March 15, 2031; and
(ii)    The Committee certifies that the Company’s Adjusted EBITDA CAGR over the performance period beginning January 1, 2026 and ending December 31, 2030 (the “Performance Period”) meets or exceeds the Threshold established by the Committee and the Company’s debt to Adjusted EBITDA ratio at the end of the Performance Period does not exceed the limit established by the Committee. Certification, if any, by the Committee for the Performance Period shall be made by February 28, 2031, or as soon thereafter as is administratively practicable.
(c)    If a Participant qualifies for Retirement (as defined below) prior to the Vesting Date while an active employee of the Company or any of its Affiliates, the Participant shall vest in that amount of the Award the Participant might otherwise have received for the Performance Period in accordance with Subparagraphs 3(a) through 3(d) above prorated to reflect that portion of the Performance Period prior to such Participant’s ceasing to be an active employee of the Company and its Affiliates. The pro rata amount of the Award in which the Participant may become vested in such case shall equal that amount

Exhibit 10.2
determined by multiplying (i) the amount of the Award the Participant might otherwise have received for the Performance Period in accordance with Subparagraphs 3(a) through 3(d) above times (ii) a fraction, the numerator of which is the number of full and partial months in the period that begins the month that contains January 1, 2026 and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator of which is the total number of full and partial months in the Performance Period. If the Participant is hired or promoted into a role that made the Participant eligible for this Award after January 1, 2026, the numerator in the fraction above will be the number of full and partial months in the period that begins the month following the month that contains the Eligibility Date and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator will be the number of full and partial months in the period that begins the month following the month that contains the Eligibility Date and ends on the last day of the Performance Period. If the Participant dies after qualifying for Retirement, as described in this Subparagraph 4(c), but prior to the Payment Date, the Participant shall receive the Target Award prorated as described above in this Subparagraph 4(c). If a Participant’s Award has been reduced in accordance with Subparagraph 3(e) above, the Award will not be prorated further under this Subparagraph 4(c). Except in the event the Participant dies after qualifying for Retirement, the Award will only be paid to the extent the Committee certifies that the Company’s Adjusted EBITDA CAGR over the Performance Period meets or exceeds the Threshold established by the Committee and the Company’s debt to Adjusted EBITDA ratio at the end of the Performance Period does not exceed the limit established by the Committee, and subject to the proration described in this Subparagraph 4(c).
(d)    If a Participant dies or becomes Disabled prior to the Vesting Date while an active employee of the Company or any of its Affiliates and Subparagraphs 4(c), 4(f) and 4(g) do not apply, the Participant shall vest in the Target Award subject to the proration described in Subparagraph 3(e).
(e)    As used in this Agreement, the terms “Disabled,” “qualify for Retirement,” “Separation from Service,” “Affiliate,” “Person,” “Change in Control,” “Incumbent Board,” “Cause,” and “Good Reason” shall have the following respective meanings:
(i)    A Participant shall be considered Disabled if such Participant (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering

Exhibit 10.2
employees of the Participant’s employer. Notwithstanding the foregoing, all determinations of whether a Participant is Disabled shall be made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and guidance thereunder.
(ii)    A Participant “qualifies for Retirement” only if such Participant experiences a voluntary Separation from Service (as defined in (iii) below) after attaining age fifty-five (55) and completing at least three (3) years of service with the Company or any of its Affiliates. A Participant will not qualify for Retirement if he or she has an involuntary Separation from Service.
(iii) “Separation from Service” means a Participant’s termination or deemed termination from employment with the Company and its Affiliates (as defined in (iv) below). For purposes of determining whether a Separation from Service has occurred, the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with his or her employer under an applicable statute or by contract. For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for his or her employer. If the period of leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such six (6) month period. Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, and such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period. For purposes of this Agreement, a Separation from Service occurs at the date as of which the facts and circumstances indicate either that, after such date: (A) the Participant and the Company reasonably anticipate the Participant will perform no further services for the Company and its Affiliates (whether as an employee or an independent contractor) or (B) that the level of bona fide services the Participant will perform for the Company and its Affiliates (whether as an employee or independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period or, if the Participant has been providing services to the Company and its Affiliates for less than thirty-six (36) months, the full period over which the

Exhibit 10.2
Participant has rendered services, whether as an employee or independent contractor. The determination of whether a Separation from Service has occurred shall be governed by the provisions of Treasury Regulation § 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Participant after a certain date.
(iv) “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.
(v) “Person” means, unless otherwise defined in an individual employment, change in control or other severance agreement, a person as defined in Sections 3(a)(9) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).
(vi) “Change in Control” means, unless otherwise defined in an individual employment, change in control, severance or similar agreement, the occurrence of any one or more of the following events:
(A)A majority of the members of the Board of Directors of the Company (the “Board”) is replaced during any twelve (12)-month period by directors whose appointment or election is not approved by a majority of the members constituting the Board prior to the date of the appointment or election;
(B)any Person becomes a “Beneficial Owner” (such term for purposes of this definition being as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection 4(e)(vi)(B), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a subsidiary of the Company (a “Subsidiary”), (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection 4(e)(vi)(C) below);
(C)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s

Exhibit 10.2
assets (a “Sale”) or the acquisition of assets or stock of another entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock of the Company (“Company Common Stock”) and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (2) no Person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Entity or its ultimate parent, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of thirty percent (30%) or more of the Company Voting Securities, and (3) at least a majority of the members of the board of directors or similar governing body of the Surviving Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”); or
(D)approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(vii) “Incumbent Board” means, unless otherwise defined in an individual employment, change in control, severance or similar agreement, individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

Exhibit 10.2
(viii) “Cause” means, from and after the occurrence of a Change in Control, unless otherwise defined in an individual employment, change in control, severance or similar agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:
(A)willful failure by a Participant to substantially perform his or her duties (as they existed immediately prior to a Change in Control), other than any such failure resulting from the Participant becoming Disabled;
(B)Participant’s conviction of or plea of nolo contendere to a crime involving fraud, dishonesty or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company or an Affiliate;
(C)Participant’s willful or reckless material misconduct in the performance of his or her duties which results in an adverse effect on the Company, a Subsidiary or an Affiliate;
(D)Participant’s willful or reckless violation or disregard of the code of business conduct or other published policy of the Company or an Affiliate; or
(E)Participant’s habitual or gross neglect of duties.
(ix) “Good Reason” means, unless otherwise defined in an individual employment, change in control , severance, or similar agreement, the occurrence, upon or within two (2) years following a Change in Control and without a Participant’s prior written consent, of any one or more of the following:
(A)a material adverse reduction in the nature or scope of the Participant’s duties from the most significant of those assigned at any time in the ninety (90)-day period prior to a Change in Control;
(B)a significant reduction in the authority and responsibility assigned to the Participant;
(C)any material reduction in or failure to pay Participant’s base salary;
(D)a material reduction of Participant’s aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect as of the date on which the Change in Control occurs, unless such reduction is part of a policy applicable to peer employees of the Company and of any successor entity; or
(E)a requirement by the Company or an Affiliate that the Participant’s principal duties be performed at a location more than fifty (50) miles from the location where the Participant was employed immediately preceding the Change in Control, without the Participant’s consent (except for travel reasonably required in the performance of the Participant’s duties);

Exhibit 10.2
provided such new location is farther from Participant’s residence than the prior location.
Notwithstanding anything in this Agreement to the contrary, no act or omission shall constitute grounds for “Good Reason”:
(I)Unless, at least thirty (30) days prior to termination, Participant gives a written notice to the Company or the Affiliate that employs Participant of Participant’s intent to terminate employment for Good Reason which describes the alleged act or omission giving rise to Good Reason;
(II)Unless such notice is given within ninety (90) days of Participant’s first actual knowledge of such act or omission; and
(III)Unless the Company or the Affiliate that employs Participant fails to cure such act or omission within the thirty (30)-day period after receiving such notice.
Further, no act or omission shall be “Good Reason” if Participant has consented in writing to such act or omission.
(f)    If a Participant experiences a Separation from Service prior to the Vesting Date and within two (2) years following a Change in Control, either voluntarily for Good Reason or involuntarily (other than due to Cause), the Participant shall vest in the Target Award subject to the proration described in Subparagraph 3(e).
(g)    If (i) the Participant experiences an involuntary Separation from Service prior to the Vesting Date due to a sale of a business or the outsourcing of any portion of a business, and (ii) the Company or any of its Affiliates fails to make an offer of comparable employment, as defined in a severance plan or program maintained by the Company, to the Participant, then at the time and to the extent the Committee certifies that the performance measures for the Performance Period are satisfied under Subparagraph 4(b)(ii) above, upon such certification, the Participant shall become vested in the Award the Participant might otherwise have received for the Performance Period in accordance with Paragraph 3 above prorated to reflect that portion of the Performance Period prior to the Participant’s ceasing to be an active employee of the Company and its Affiliates. The pro rata Award in which the Participant may become vested shall equal the amount determined by multiplying (i) the Award the Participant might otherwise have received for the Performance Period in accordance with Subparagraphs 3(a) through 3(d) above times (ii) a fraction, the numerator of which is the number of full and partial months in the period that begins the month that contains January 1, 2026 and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator of which is the total number of full and partial months in the Performance

Exhibit 10.2
Period. If the Participant is hired or promoted into a role that made the Participant eligible for this Award after January 1, 2026, the numerator in the fraction above will be the number of full and partial months in the period that begins the month following the month that contains the Eligibility Date and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator will be the number of full and partial months in the period that begins the month following the month that contains the Eligibility Date and ends on the last day of the Performance Period. If the Participant dies after experiencing an involuntary Separation from Service described in this Subparagraph 4(g), but prior to the Payment Date, the Participant shall receive the Target Award prorated as described above in this Subparagraph 4(g). If a Participant’s Award has been reduced in accordance with Subparagraph 3(e) above, the Award will not be prorated further under this Subparagraph 4(g).
(h)  If in the event of a Change in Control, the acquiring or surviving company does not either (i) assume or continue this Award or (ii) provide equivalent awards of substantially the same value, the Participant shall, immediately prior to the Change in Control, vest in the Target Award subject to the proration described in Subparagraph 3(e).
5.    Payment of Awards.
(a)    Notwithstanding the Payment Date described above, an Award in which a Participant becomes vested pursuant to Subparagraph 4(f) above shall be paid no more than thirty (30) days after such Participant’s Separation from Service. If such thirty (30)-day period spans two (2) calendar years, then payment will be made in the later calendar year. However, if the Participant was a “key employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code immediately prior to his or her Separation from Service, payment shall not be made sooner than the earlier to occur of the following: (i) six (6) months following the date of such Separation from Service; and (ii) the Participant’s death.
For purposes of this Subparagraph 5(a), “key employee” means an employee designated on an annual basis by the Company as of December 31 (the “Key Employee Designation Date”) as an employee meeting the requirements of Section 416(i) of the Code utilizing the definition of compensation under Treasury Regulation § 1.415(c)-2(d)(2). A Participant designated as a “key employee” shall be a “key employee” for the entire twelve (12) month period beginning on April 1 following the Key Employee Designation Date.
(b) Notwithstanding the Payment Date described above, an Award in which a Participant becomes vested pursuant to Subparagraph 4(d) above shall be paid no more than sixty (60) days after such Participant’s death or becoming Disabled. If such sixty (60)-day period spans two (2) calendar years, then payment will be made in the later calendar year.
(c) Notwithstanding the Payment Date described above, an Award in which a Participant becomes vested pursuant to Subparagraph 4(h) above shall be paid no more than sixty (60)

Exhibit 10.2
days after the Change in Control. If such sixty (60)-day period spans two (2) calendar years, then payment will be made in the later calendar year.
(d)    The payment date for an Award in which the Participant becomes vested pursuant to Paragraph 4 above, other than Subparagraphs 4(d), 4(f), or 4(h) (as to which the payment date is determined in accordance with Subparagraph 5(a), 5(b), or 5(c) above, as applicable), shall be the Payment Date. However, in the event of the Participant’s death after the Participant’s qualifying for Retirement under Subparagraph 4(c) or an involuntary Separation from Service described in Subparagraph 4(g), but prior to the Payment Date, an Award in which a Participant becomes vested pursuant to Subparagraphs 4(c) or 4(g) above under such circumstances shall be paid no more than sixty (60) days after such Participant’s death. If such sixty (60)-day period spans two (2) calendar years, then payment will be made in the later calendar year.
6. Confidential Information and Non-Solicitation Restrictive Covenants.
(a) Participant acknowledges that in the course of performing services for the Company and its Affiliates, Participant may create (alone or with others), learn of, have access to, and/or receive Confidential Information, and the Company hereby agrees to provide the Participant with Confidential Information in the course of the Participant’s performance of services for the Company and its Affiliates as consideration for the restrictive covenants described herein. The Participant recognizes that all such Confidential Information is the sole and exclusive property of the Company and its Affiliates or of third parties to which the Company or an Affiliate owes a duty of confidentiality, that it is the Company’s policy to safeguard and keep confidential all such Confidential Information, and that disclosure of Confidential Information to an unauthorized third party would cause irreparable damage to the Company and its Affiliates. Participant agrees that, during employment with the Company or an Affiliate (including prior to the Effective Date), except as required by the duties of Participant’s employment with the Company or any of its Affiliates, Participant will not, without the written consent of the Company, willfully disseminate or otherwise disclose, directly or indirectly, any Confidential Information disclosed to Participant or otherwise obtained by Participant during his or her employment with the Company or its Affiliates, and will take all necessary precautions to prevent disclosure, to any unauthorized individual or entity (whether or not such individual or entity is employed or engaged by, or is otherwise affiliated with, the Company or any Affiliate), and will use the Confidential Information solely for the benefit of the Company and its Affiliates and will not use the Confidential Information for the benefit of any other person nor permit its use for the benefit of Participant. These obligations shall continue during and after the termination of Participant’s employment for any reason and for so long as the Confidential Information remains Confidential Information. Anything herein to the contrary notwithstanding, Participant shall not be restricted from: (i) disclosing information that is required to be

Exhibit 10.2
disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Participant shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Participant; (ii) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and Participant shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that he or she has made such reports or disclosures; (iii) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in either event solely for the purpose of reporting or investigating a suspected violation of law; or (iv) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(b) As used in this Agreement, the terms “Confidential Information,” “Established Customer,” “Competitive Business,” and “Restricted Territory” shall have the following respective meanings:
(i) “Confidential Information” means any non-public information of any kind or nature in the possession of the Company or any of its Affiliates, including without limitation, ideas, processes, methods, designs, innovations, devices, inventions, discoveries, know-how, data, techniques, models, customer lists, marketing, business or strategic plans, financial information, research and development information, trade secrets or other subject matter relating to the Company or any of its Affiliates’ products, services, businesses, operations, employees, customers or suppliers, whether in tangible or intangible form, including (A) any information that gives the Company or any of its Affiliates a competitive advantage in the harnessing, production, transmission, distribution, marketing or sale of oil, gas or other energy or the transmission or distribution thereof through pipelines, wire or cable or similar medium or in the energy services or energy trading industry and other businesses in which the Company or an Affiliate is engaged, or (B) any information obtained by the Company or any of its Affiliates from third parties to which the Company or an Affiliate owes a duty of confidentiality, or (C) any information that was learned, discovered, developed, conceived, originated or prepared during or as a result of Participant’s performance of any services on behalf of the Company or an Affiliate. Notwithstanding the foregoing, “Confidential Information” shall not include: (1) information that is or becomes generally known to the public through no fault of Participant; (2) information obtained on a non-confidential basis from a third party other than the Company or any Affiliate, which third party disclosed such

Exhibit 10.2
information without breaching any legal, contractual or fiduciary obligation; or (3) information approved for release by written authorization of the Company.
(ii) “Established Customer” means any person or entity to whom or which the Company and/or its Affiliates provided products or services within the twelve (12) months prior to the time of the conduct or issue in question (if the Participant is still employed by the Company or an Affiliate) or the date of termination (if the Participant is no longer employed by the Company or an Affiliate), and with whom or which the Company and/or its Affiliates has had an ongoing relationship that is anticipated by the Company and/or its Affiliates to continue.
(iii)     “Competitive Business” means any individual or entity (and any branch, office, or operation thereof) which engages in, or proposes to engage in, with Participant’s assistance, any of the following in which the Participant has been engaged in the twelve (12) months preceding the date of termination: (A) the handling, marketing, gathering, processing, treating or transmission of natural gas, natural gas liquids or crude oil, or the transmission or distribution thereof through pipelines or similar medium, or (B) any other business actively engaged in by the Company which represents for any calendar year or is projected by the Company (as reflected in a business plan adopted by the Company before Participant’s date of termination) to yield during any year during the first three-fiscal year period commencing on or after Participant’s date of termination, more than 5% of the gross revenue of the Company.
(iv)      “Restricted Territory” means (A) within each of the following discrete, severable, geographic areas: Alabama, Colorado, Florida, Georgia, Idaho, Indiana, Kansas, Louisiana, Maryland, Michigan, Mississippi, Missouri, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas, Utah, Virginia, Washington, West Virginia, and Wyoming, and (B) any other geographic area in which the Participant, on behalf of the Company, has been engaged or is actively preparing to be engaged in any of the activities described in the definition of “Competitive Business” set forth above during the twelve (12) months preceding the date of termination.
(c) Non-Solicitation. During employment with the Company or an Affiliate (including prior to the Effective Date), and for a period ending on the first anniversary of the date of the termination of Participant’s employment, regardless of the reason for Participant’s termination of employment, Participant shall not, within the Restricted Territory:
(i)    other than in connection with the good-faith performance of his or her duties as an employee of the Company or its Affiliates, directly or indirectly cause or attempt to cause any employee, director or independent contractor of the Company or an

Exhibit 10.2
Affiliate to terminate his or her relationship or engagement with the Company or an Affiliate;
(ii)    directly or indirectly solicit or recruit or attempt to solicit or recruit any employee, director or independent contractor of the Company or an Affiliate to enter into employment or any other kind of business relationship with any person other than the Company or an Affiliate;
(iii)    directly solicit any of the Company’s or an Affiliate’s Established Customers for the sale of products or services that the Company or such Affiliate provides to such Established Customer or planned to market to such Established Customer as of the time of the conduct or issue in question (if the Participant is still employed by the Company or an Affiliate) or on the date of termination (if the Participant is no longer employed by the Company or an Affiliate); or
(iv)    interfere with the relationship of the Company or an Affiliate with any person who or which at any time during the period commencing one (1) year prior to the date of termination was or is, to Participant’s knowledge, a material supplier or material vendor of the Company or an Affiliate.
(d) Reasonableness of Restrictive Covenants.
(i)    Participant acknowledges that the covenants contained in this Agreement are reasonable in the scope of the activities restricted, the geographic area covered by the restrictions, and the duration of the restrictions, and that such covenants are reasonably necessary to protect the Company’s legitimate interests in its Confidential Information, its proprietary work, and in its relationships with its employees, customers, suppliers and agents.
(ii)    The Company has, and Participant has, had an opportunity to consult with their respective legal counsel and to be advised concerning the reasonableness and propriety of such covenants. Participant acknowledges that his or her observance of the covenants contained herein will not deprive Participant of the ability to earn a livelihood or to support his or her dependents.
(e)    Right to Injunction; Survival of Undertakings.
(i)    In recognition of the confidential nature of the Confidential Information, and in recognition of the necessity of the limited restrictions imposed by this Agreement, Participant and the Company agree that it would be impossible to measure solely in money the damages which the Company would suffer if Participant were to breach any of his or her obligations hereunder. Participant acknowledges that any breach of any provision of this Agreement would irreparably injure the Company. Accordingly, Participant agrees that if he or she breaches any of the provisions of this Agreement,

Exhibit 10.2
the Company shall be entitled, in addition to any other remedies to which the Company may be entitled under this Agreement or otherwise, to an injunction to be issued by a court of competent jurisdiction or arbitrator, to restrain any breach, or threatened breach, of any provision of this Agreement without the necessity of posting a bond or other security therefor, and Participant hereby waives any right to assert any claim or defense that the Company has an adequate remedy at law for any such breach.
(ii)    If a court of competent jurisdiction or arbitrator determines that any covenant included in this Paragraph 6 is unenforceable in whole or in part because of such covenant’s duration or geographical or other scope, such court or arbitrator shall have the power to modify the duration or scope of such provision, as the case may be, so as to cause such covenant as so modified to be enforceable.
(iii)    Participant’s obligations under this Paragraph 6 and any provisions necessary to interpret or enforce this Paragraph 6 shall survive the termination of this Agreement and/or Participant’s employment with the Company or an Affiliate, without regard to the reasons for such termination.
(f)    Violation of Covenants. If a determination is made that Participant has breached any non-solicitation or confidential information covenant entered into at any time between Participant (on the one hand) and the Company or any Affiliate (on the other hand), including any of the restrictive covenants in this Paragraph 6, (A) the Company shall have no obligation to pay or provide any Award under this Agreement, (B) all of Participant’s outstanding performance-based cash incentive awards or equity incentive awards (including any unexercised stock options or unvested restricted stock or restricted stock units) shall terminate and be forfeited as of the date of the breach, (C) Participant shall reimburse the Company for any amount already paid under this Agreement, and (D) Participant shall repay to the Company an amount equal to the aggregate “spread” (as defined below) on all stock options exercised during the period beginning one year prior to the earlier of the date of termination or the first date on which Participant breached any such covenant (“Breach Date”) and ending on the later of the date of termination or the Breach Date (the “Recoupment Period”). For purposes of the preceding sentence, any determination that Participant has breached any restrictive covenants shall be made, prior to a Change in Control, by the Company in good faith, and following a Change in Control, by a court of competent jurisdiction or arbitrator. For purposes of this Subparagraph 6(f), “spread” in respect of any stock option shall mean the product of the number of shares as to which such stock option has been exercised during the Recoupment Period, multiplied by the difference between the closing price of the common stock on the exercise date (or if the common stock did not trade on the New York Stock Exchange or other exchange, if any, on which common stock had a higher trading volume at the time, on the exercise date, the

Exhibit 10.2
most recent date on which the common stock did so trade) and the exercise price of the stock options.
(g)    Attorneys’ Fees and Costs. If the parties become involved in legal action regarding the enforcement of any of the provisions of this Paragraph 6, the prevailing party in such legal action will be entitled, in addition to any other remedy, to recover from the non-prevailing party its or his/her reasonable costs and attorneys’ fees incurred in connection with such legal action.
7.    Other Provisions.
(a)    The Participant understands and agrees that except as may be provided in any continuing agreement, plan, policy, practice or arrangement (collectively “Benefit Plan”), payments under this Agreement shall not be used for, or in the determination of, any other payment or benefit under any Benefit Plan providing for the making of any payment or the provision of any benefits to or for the Participant or the Participant’s beneficiaries or representatives, including, without limitation, any employment agreement, any change of control severance protection plan or any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time, including, but not limited to qualified and non-qualified retirement plans.
(b)    The Participant agrees and understands that, subject to the limit expressed in clause (ii) of the following sentence, upon payment of the Award under this Agreement, the amount payable under this Agreement may be held to repay monies he/she owes to the Company or any of its Affiliates, including but not limited to personal loan(s), Company credit card debt, amounts due for violations of contractual obligations, property that has been misused or not returned, relocation repayment obligations or benefits from any plan that provides for pre-paid educational assistance. In addition, the Company may accelerate the time or schedule of an Award and/or deduct from any payment of an Award to the Participant under this Agreement, or to his or her beneficiaries in the case of the Participant’s death, that amount at the date of such deduction equal to the amount of such debt as satisfaction of any such debt, provided that (i) such debt is incurred in the ordinary course of the employment relationship between the Company or any of its Affiliates and the Participant, (ii) the aggregate amount of any such debt-related collateral held or deduction made in any taxable year of the Company with respect to the Participant does not exceed Five Thousand Dollars ($5,000), and (iii) the deduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
(c)    Except as provided in Subparagraphs 4(c), 4(d), 4(f), 4(g), and 4(h) above, in the event that the Participant’s employment with the Company or any of its Affiliates terminates prior to the Payment Date, the Award shall be forfeited.

Exhibit 10.2
(d)    The Participant acknowledges that this Award and similar awards are made on a selective basis and are, therefore, to be kept confidential. The provisions of this Subparagraph 7(d) shall survive and continue after the expiration or termination of this Agreement. Participant understands, however, that nothing contained in this Agreement limits Participant’s ability to communicate with any federal, state, or local government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. Participant also understands that, if Participant makes a confidential disclosure of a Company trade secret or other Company confidential information to a government official or an attorney for the sole purpose of reporting a suspected violation of law, or in a court filing under seal, Participant shall not be held liable for such a disclosure under this Agreement or under any federal or state trade secret law. This Agreement does not limit Participant’s right to receive an award for information provided to any government agencies.
(e)    The Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to both (i) the Participant’s becoming vested in the Award and (ii) payment of the Award under this Agreement.
(f)    If the Participant at any time forfeits any or all of the Award pursuant to this Agreement, the Participant agrees that the forfeited portion of the Award shall terminate upon forfeiture without payment of consideration.
(g)     Except as provided in Subparagraph 6(f) with respect to determinations made following a Change in Control, the Committee shall determine whether an event has occurred resulting in the forfeiture of the Award in accordance with this Agreement, and all determinations of the Committee shall be final and conclusive.
(h)    With respect to the right to receive payment of an Award under this Agreement, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.
(i)    The obligations of the Company under this Agreement are unfunded and unsecured. Each Participant shall have the status of a general creditor of the Company with respect to amounts due, if any, under this Agreement.
(j)    The parties to this Agreement intend that this Agreement comply with or be exempt from the requirements of Section 409A of the Code and recognize that it may be necessary to modify this Agreement and/or the Plan to reflect guidance under Section 409A of the Code issued by the Internal Revenue Service. Participant agrees that the Committee shall have sole discretion in determining (i) whether any such modification is desirable or appropriate and (ii) the terms of any such modification.

Exhibit 10.2
(k)    The Participant hereby automatically becomes a party to this Agreement whether or not he or she accepts the Award electronically or in writing in accordance with procedures of the Committee, its delegates or agents.
(l)    Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant the right to continue in the employ of the Company and/or Affiliate.
(m)    The Participant hereby acknowledges that nothing in this Agreement shall be construed as requiring the Committee to allow a Domestic Relations Order with respect to this Award.
(n) This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without reference to principles of conflict of laws.
(o) Except as otherwise expressly provided herein, no waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed both by Participant and a duly authorized representative of the Company.
(p) This Agreement is not intended to create a contract of employment for any definite period, and Participant will continue to be an at-will employee of the Company.
(q) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
(r) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(s) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
8.    Notices. All notices to the Company required hereunder shall be in writing and delivered by hand or by mail, addressed to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Director, Compensation & Benefits. Notices shall become effective upon their receipt by the Company if delivered in the foregoing manner.
9.    Forfeiture and Clawback. Notwithstanding any other provision of the Plan or this Agreement to the contrary, by accepting the Award represented by this Agreement, the Participant acknowledges that any incentive-based compensation paid to the Participant hereunder may be subject to recovery by the Company under any clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company has adopted under Section 954 of the Dodd-Frank Wall Street Reform and

Exhibit 10.2
Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the shares of the Company may be listed. The Participant agrees to be bound by any such policy and further agrees to promptly return any such incentive-based compensation which the Company determines it is required to recover from the Participant under any such clawback policy.
10.    Tax Consultation. The Participant understands he or she will incur tax consequences as a result of the Award. The Participant agrees to consult with any tax consultants he or she thinks advisable in connection with the acquisition of the Award and acknowledges that he or she is not relying, and will not rely, on the Company for any tax advice.

THE WILLIAMS COMPANIES, INC.

Participant: <@Name@>
Employee ID: